Exhibit 23.2


                   Consent of Independent Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the FDX Corporation 1997 Stock Incentive Plan (As Amended) of our report dated January 23, 1997 (except for Note K as to which the date is March 27, 1997) with respect to the consolidated financial statements of Caliber System, Inc. as of December 31, 1996 and for the two years in the period then ended included in FDX Corporation's Annual Report (Form 10K) for the year ended May 31, 1998.


                                        Ernst & Young LLP

Akron, Ohio
January 19, 1999